SCHEDULE A

                            (AS OF OCTOBER 3, 2016)

                                     FUNDS


                                           ANNUAL RATE
                                           OF AVERAGE
Series                                     DAILY NET ASSETS     EFFECTIVE DATE
--------------------------------------------------------------------------------

First Trust International IPO ETF               0.70%           October 10, 2014

Firs Trust NASDAQ CEA Cybersecurity ETF         0.60%           July 2, 2015

First Trust ZyFin India Quality and             0.95%           October 3, 2016
   Governance ETF